As filed with the Securities and Exchange Commission on November 24, 1998.

                                                       Registration No. 33-77124

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Post-Effective
                                 Amendment No. 5
                                       on
                                    Form S-3
                                       to
                                    Form S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Thermadyne Holdings Corporation
             (Exact Name of Registrant as Specified in Its Charter)


    DELAWARE                       74-2482571                        3548
(State or Other                 (I.R.S. Employer               (Primary Standard
Jurisdiction of                Identification No.)                 Industrial
Incorporation or                                                Classification
 Organization)                                                    Code Number)


                                                      RANDALL E. CURRAN
101 South Hanley Road, Suite 300              101 South Hanley Road, Suite 300
   St. Louis, Missouri 63105                     St. Louis, Missouri 63105
         314-721-5573                                    314-721-5573
 (Address, Including Zip Code,               (Name, Address, Including Zip Code,
and Telephone Number, Including                and Telephone Number, Including
  Area Code of Registrant's                    Area Code, of Agent for Service)
 Principal Executive Offices)

                                    Copy to:
                                 R. SCOTT COHEN
                           Weil, Gotshal & Manges LLP
                               100 Crescent Court
                                   Suite 1300
                               Dallas, Texas 75201

         This Post-Effective Amendment shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

          FILED FOR THE PURPOSE OF DEREGISTRATION OF UNSOLD SECURITIES

================================================================================

                          DEREGISTRATION OF SECURITIES


         This Post-Effective Amendment No. 5 on Form S-3 of Thermadyne Holdings Corporation (the "Company") amends the Registration Statement on Form S-1 (No. 33-77124) (as previously amended, the "Registration Statement") of the Company that was originally declared effective by the Securities and Exchange Commission on May 26, 1995.

         The Company originally registered an aggregate of 6,838,142 shares of common stock, $46,726,000 aggregate principal amount of 10.25% Senior Notes due May 1, 2002 and $64,849,000 aggregate principal amount of 10.75% Senior Subordinated Notes due November 1, 2003 (collectively, the "Securities") pursuant to Rule 415 under the Securities Act of 1933, as amended, for resale by certain selling securityholders. Pursuant to an undertaking of the Company set forth in Item 17(a)(3) of Part II of the Registration Statement, the Company agreed to deregister any of the Securities that remained unsold at the termination of the offering.

         The offering was terminated on May 22, 1998 in connection with the merger of Mercury Acquisition Corporation with and into the Company. The Company hereby amends the Registration Statement by deregistering the remainder of unsold Securities.

                                   SIGNATURES

         This Post-Effective Amendment No. 5 to the Registration Statement has been signed below pursuant to Rule 478(c) of the General Rules and Regulations of the Securities Act of 1933, as amended, in the City of St. Louis, State of Missouri, on the 24th day of November, 1998.



                                    THERMADYNE HOLDINGS CORPORATION

                                    By: /s/ James H. Tate
                                        ---------------------------------------
                                        James H. Tate
                                        Senior Vice President and
                                        Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                      Title                          Date
      ---------                      -----                          ----

/s/ Randall E. Curran         Chairman of the Board,          November 23, 1998
---------------------------   President and Chief
Randall E. Curran             Executive Officer (principal
                              executive officer)


/s/ James H. Tate             Director, Senior Vice           November 23, 1998
---------------------------   President and Chief
James H. Tate                 Financial Officer (principal
                              financial and accounting
                              officer)


/s/ Peter T. Grauer           Director                        November 23, 1998
---------------------------
Peter T. Grauer


/s/ William F. Dawson, Jr.    Director                        November 23, 1998
---------------------------
William F. Dawson, Jr.


/s/ John F. Fort III          Director                        November 23, 1998
---------------------------
John F. Fort III


/s/ Harold A. Poling          Director                        November 23, 1998
---------------------------
Harold A. Poling


/s/ Lawrence M.v.D. Schloss   Director                        November 23, 1998
---------------------------
Lawrence M.v.D. Schloss